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                                                                     EXHIBIT 5.1


                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               5300 CARILLON POINT
                        KIRKLAND, WASHINGTON 98033-7356
                  TELEPHONE 425-576-5800 FACSIMILE 425-576-5899

                                   May 26, 2000


Aegean Sea Inc.
4991 Corporate Drive
Huntsville, Alabama 35805

         RE:      REGISTRATION STATEMENT ON FORM S-4
                  ----------------------------------

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-4 filed by Aegean Sea Inc. (the "Company") with the Securities and Exchange Commission on March 31, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 45,215,131 shares of the Company's Common Stock (the "Shares"). As your counsel in connection with, this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that the Shares will be, as or when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions of the Company's Board of Directors, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, legally and validly issued. It is our further opinion, subject to the assumptions set forth in the preceding sentence, that the Shares will be fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the joint proxy statement/prospectus constituting a part thereof, and any amendment thereto.

                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation